Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Kevin M. Tomlinson	Patrick Hurley
	Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY ANNOUNCES AMENDMENT TO LICENSING AGREEMENT
WITH THE TOP-FLITE GOLF COMPANY TO INCLUDE TOP-FLITE® APPAREL

Denver, Colorado – June 12, 2003 – Sport-Haley, Inc. (NASDAQ NMS – SPOR) (“Sport-Haley”) today announced an amendment to their existing licensing agreement with The Top-Flite Golf Company (“Top-Flite Golf”), formerly known as Spalding Sports Worldwide, Inc. The amendment grants Sport-Haley the right to manufacture and market a full line of golf apparel bearing the Top-Flite® brand name. In accordance with the previous agreement, Sport-Haley will continue to manufacture and market premium golf apparel bearing the Ben Hogan® trademark. The amended licensing agreement also permits Sport-Haley to market Top-Flite® branded apparel in the United States and its territories, Mexico, Aruba, the Cayman Islands, Jamaica, the Dominican Republic, the Bahamas and the British Virgin Islands.

“The strength of our relationship with Top-Flite Golf is due to the success we have enjoyed marketing Ben Hogan® apparel,” stated Kevin M. Tomlinson, Chief Executive Officer of Sport-Haley. “To be able to build on that relationship by launching a moderately priced golf apparel line with strong brand recognition makes perfect sense.”

Mr. Tomlinson continued, “The addition of the Top-Flite® line completes Sport-Haley’s business strategy to create and market golf apparel in the range of “good-better-best” price points. We anticipate that Top-Flite® apparel will feature “good” quality polo shirts and related accessories with retail prices from $19 to $59. The new Top-Flite® product line will be launched at or prior to the 2004 PGA Show in Orlando and will be marketed through golf, corporate, and retail channels of distribution.”

“Our expanded association with Sport-Haley fits ideally into our business strategy and specifically the Top-Flite® business proposition of quality and value,” stated Jim Craigie, CEO and President of Top-Flite Golf. “We’re thrilled with the success of the Ben Hogan® apparel line and are confident the consumer demand for a high quality, moderately priced Top-Flite® apparel line from such a reputable brand (Sport Haley) will be well received in the marketplace.”

Sport-Haley, Inc. designs, contracts for the manufacture of, and markets good quality men’s and women’s apparel under the Top-Flite® label, high quality men’s and women’s fashion golf apparel and outerwear under the SPORT HALEY® label, and premium men’s apparel under the Ben Hogan® label. The Company’s fashion golf apparel is known for its innovative styling, high quality fabrics, generous fit and classic appearance. Top-Flite® apparel is marketed through golf, corporate, and retail channels of distribution. SPORT HALEY® apparel is primarily sold in the premium and mid-priced markets through a network of independent sales representatives and distributors to golf professional shops, country clubs, and resorts across the United States and internationally. The Company also sells SPORT HALEY® apparel to corporate, college, university and other markets. Ben Hogan® apparel is marketed to elite golf professional shops, upscale resorts and exclusive department stores within the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 regarding events, conditions and financial trends including, without limitation, business conditions and growth in the fashion golf apparel market and the general economy, competitive factors, and price pressures in the high-end golf apparel market; general economic conditions resulting from threats or acts of war or terrorism; risks associated with an increasing percentage of sales relating to licensed apparel, such as Top-Flite® and Ben Hogan® collections; inventory risks due to shifts in market demand and/or price erosion of purchased apparel, raw fabric and trim; cost controls; changes in product mix; loss or reduced manufacturing capacity of significant suppliers; loss or delay of shipments of finished goods from foreign suppliers; and other risks or uncertainties detailed in Securities and Exchange Commission filings made by Sport-Haley, Inc. Such statements are based on management’s current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual plan of operations, business strategy, operating results and financial position of Sport-Haley, Inc. could differ materially from those expressed in, or implied by, such forward-looking statements.

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